Exhibit 99.1
FOR IMMEDIATE RELEASE
Western Alliance Bancorporation Announces
Closing of
$200 Million Capital Raise
May 20, 2009 — Las Vegas — Western Alliance Bancorporation (NYSE:WAL) announced today that it raised over $200 million through its previously announced public offering by issuing 33,440,700 shares of common stock, including 4,240,700 shares pursuant to the exercise of the underwriters’ over-allotment option. The net proceeds of the offering, underwritten through Keefe, Bruyette & Woods, Inc. and D.A. Davidson & Co., were approximately $191.3 million.
With the proceeds from this offering, the current total risk-based capital ratio of Western Alliance exceeds 15%, ranking it in the top 10% of all publicly held banking companies in its markets. The Company’s capital ratios, on a consolidated basis, and the capital ratios of each of Western Alliance’s bank subsidiaries, exceed the thresholds required to be considered “Well Capitalized” under federal banking regulations. In addition, the increase in capital takes Western Alliance’s Tier 1 common stock capital ratio (the key ratio used by regulators in performing stress tests of large banks) to over 9%.
“Western Alliance is one of only a few community banks capable of raising significant capital today,” said Robert Sarver, Chairman and CEO of Western Alliance Bancorporation. “Our ability to raise $200 million in the current market underscores the value of our franchise and further differentiates us from our competitors.”
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A registration statement relating to these securities has been filed with the

Securities and Exchange Commission and is effective. A written prospectus for this offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended (other than a free writing prospectus as defined in Securities Act Rule 405) may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559 or from D.A. Davidson & Co., Equity Capital Markets, 8 Third Street North, Great Falls, MT 59401 or by calling toll-free (800) 332-5915.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our

2008 Form 10-K and other documents filed by us with the Securities and Exchange Commission. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.